As filed with the Securities and Exchange Commission on May 9, 2024.	Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

STERLING INFRASTRUCTURE, INC.
(Exact name of registrant as specified in its charter)

Delaware	25-1655321
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1800 Hughes Landing Blvd. The Woodlands, Texas 77380

(Address, including zip code, of registrants’ principal executive offices)

Sterling Infrastructure, Inc. Second Amended and Restated 2018 Stock Incentive Plan
(Full title of the plan)

Mark D. Wolf
General Counsel, Chief Compliance Officer and Corporate Secretary
1800 Hughes Landing Blvd., Suite 250
The Woodlands, Texas 77380
(281) 214-0777
(Name, address, including zip code and telephone number, including area code, of agent for service)
Copy to:
Kelly Simoneaux
Jones Walker LLP
201 St. Charles Avenue, Suite 5100
New Orleans, Louisiana 70170-5100
(504) 582-8000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

             This Registration Statement on Form S-8 is filed by Sterling Infrastructure, Inc. to register an additional 1,900,000 shares of its Common Stock that may be issued to eligible participants under the Sterling Infrastructure, Inc. Second Amended and Restated 2018 Stock Incentive Plan. Accordingly, the contents of the Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on May 8, 2018 (Commission File No. 333-224735) and on May 5, 2021 (Commission File No. 333-255781) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8, except to the extent modified by this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8.	Exhibits.

Exhibit Number	Description of Exhibits
5.1*	Opinion of Jones Walker LLP.
23.1*	Consent of Grant Thornton LLP.
23.2*	Consent of Jones Walker LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney pursuant to which this Registration Statement has been signed on behalf of certain of our officers and directors (included in the signatures page of this Registration Statement).
99.1*	Sterling Infrastructure, Inc. Second Amended and Restated 2018 Stock Incentive Plan.
107*	Filing Fee Table
* Filed with this Registration Statement.

SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Woodlands, State of Texas, on May 9, 2024.

STERLING INFRASTRUCTURE, INC.

By:	/s/ Mark D. Wolf
Mark D. Wolf
General Counsel, Chief Compliance Officer and Corporate Secretary

POWER OF ATTORNEY

             KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark D. Wolf or Ronald A. Ballschmiede, or either one of them (with full power in each to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that such attorney-in-fact and agent or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.
             Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on May 9, 2024.

Signature	Title

/s/ Joseph A. Cutillo	Chief Executive Officer and Director
Joseph A. Cutillo	(Principal Executive Officer)

/s/ Ronald A. Ballschmiede	Executive Vice President, Chief Financial Officer, & Chief Accounting Officer
Ronald A. Ballschmiede	(Principal Financial Officer and Principal Accounting Officer)

/s/ Thomas M. White	Chairman of the Board of Directors
Thomas M. White

/s/ William T. Bosway	Director
William T. Bosway

/s/ Roger A. Cregg	Director
Roger A. Cregg

/s/ Julie A. Dill	Director
Julie A. Dill

/s/ Dana C. O’Brien	Director
Dana C. O’Brien

/s/ Charles R. Patton	Director
Charles R. Patton

/s/ Dwayne A. Wilson	Director
Dwayne A. Wilson